UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2014 (March 5, 2014)

DJO Finance LLC

(Exact name of registrant as specified in its charter)

Delaware	333-142188	20-5653965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1430 Decision Street

Vista, CA 92081

(Address of principal executive offices, including zip code)

(760) 727-1280

(Registrant’s telephone number including area code)

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 5.02. Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2014, our parent company, DJO Global, Inc. (“DJO” or the “Company”) announced that it had signed an offer letter with Susan M. Crawford, whereby Ms. Crawford will become the Executive Vice President and Chief Financial Officer of DJO effective March 31, 2014.

Ms. Crawford, age 56, joins DJO from Life Technologies Corporation, where she most recently served in a global leadership role as Vice President of Business Transformation, responsible for integrating newly acquired companies and engineering business processes throughout the broader organization. Ms. Crawford also assisted the Life Technologies Board of Directors with evaluating strategic options for the company. Life Technologies was acquired in February 2014, by Thermo Fisher Scientific for approximately $13.6 billion in equity value.

Prior to that role, Ms. Crawford served as Vice President of Corporate Finance Planning and Analysis, responsible for providing finance leadership on the company’s growth strategy, forecasting and analysis, supply chain productivity and financial modeling for mergers and acquisitions. Prior to joining Life Technologies in 2005, Ms. Crawford held CFO positions at companies including RealNames and POWERTV, as well as Head of Investor Relations and Financial Planning at Covad Communications, where she demonstrated a proven track record and ability to develop and lead top performing finance teams. Ms. Crawford received a bachelor’s degree in accounting from Rollins College and an MBA from the University of Central Florida.

Ms. Crawford’s employment and related compensation arrangements are outlined in an offer letter between the Company and Ms. Crawford, dated March 5, 2014. Pursuant to the offer letter, Ms. Crawford’s annual base salary will be $500,000. She will be eligible to participate in the Company’s management bonus plan with an annual bonus target of 70% of her base salary and a maximum bonus target of 140% of base salary, contingent on the Company achieving target and maximum performance objectives established by the Company’s Board of Directors.

Subject to approval by the Board’s Compensation Committee, Ms. Crawford will be granted options to acquire 250,000 shares of the Company’s common stock with an exercise price of $16.46 per share and a term of ten years. One-third of these stock options will vest in equal annual installments over five years, contingent on Ms. Crawford’s continued employment through each vesting date. The other two-thirds of the stock options will vest in four equal installments for 2014 and for each of the three calendar years following 2014, with each such installment vesting only if the final reported financial results for such year show that the Adjusted EBITDA for such year equaled or exceeded the Adjusted EBITDA amount in the financial plan for such year as adopted by the Board of Directors. The options will have such other terms as are contained in the form of “Nonstatutory Stock Option Agreement for options granted to New Hires” filed as an exhibit to DJO’s Form 10-K.

Item 7.01. Regulation FD Disclosure.

On March 13, 2014, the Company issued a press release announcing Ms. Crawford’s appointment as the Company’s Executive Vice President and Chief Financial Officer. The press release is furnished as Exhibit 99.1 to this Current Report.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit

99.1	Press release dated March 13, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

DJO FINANCE LLC

Date: March 13, 2014

	By:	/s/ DONALD M. ROBERTS
	Name:	Donald M. Roberts
	Title:	Executive Vice President
& General Counsel